Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Capital Crossing Preferred Corporation (the “Company”) for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Richard Wayne, President of the Company and Nancy E. Coyle, Controller of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)                                              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

CAPITAL CROSSING PREFERRED CORPORATION

Date: November 14, 2007	By:	/s/ Richard Wayne
Richard Wayne
President (Principal Executive Officer)

Date: November 14, 2007	By:	/s/ Nancy E. Coyle
Nancy E. Coyle
Controller (Principal Financial Officer)